Exhibit 5.1
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900



                                December 17, 2003



Savannah Electric and Power Company
600 Bay Street, East
Savannah, Georgia 31401

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Savannah Electric and Power Company (the "Company") in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-103772 and 333-103772-01) filed with the Securities and Exchange Commission (the "Commission") on March 12, 2003 and declared effective by the Commission on April 10, 2003 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to $25,000,000 aggregate principal amount of the Company's Series E 4.90% Senior Notes due December 15, 2013 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of March 1, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by a Fifth Supplemental Indenture dated as of December 17, 2003 (collectively, the "Indenture").

         We have examined the Registration Statement and also the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legal binding obligation of the Trustee.

               ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o
           RICHMOND TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

Savannah Electric and Power Company
December 17, 2003
Page 2



         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP

                              Dewey Ballantine LLP
                               New York, New York

                                December 17, 2003


Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308


         RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-103772 and 333-103772-01) (the "Registration Statement") relating to $25,000,000 aggregate principal amount of Savannah Electric and Power Company's (the "Company") Series E 4.90% Senior Notes due December 15, 2013 (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of March 1, 1998 between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by a Fifth Supplemental Indenture dated as of December 17, 2003 (collectively, the "Indenture").

         We have examined the Registration Statement and also the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legal binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

Troutman Sanders LLP
December 17, 2003
Page 2



         We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

         This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                           Very truly yours,

                                           /s/Dewey Ballantine LLP

                                           DEWEY BALLANTINE LLP